                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 20, 2002



                            ANALYTICAL SURVEYS, INC.
             (Exact name of Registrant as specified in its charter)


Colorado                         0-13111                        84-0846389
--------                     ---------------                    ----------
(State or other               (Commission                     (IRS Employer
jurisdiction of               File Number)                  Identification No.)
incorporation)


            11595 N. Meridian Street, Carmel, IN                    46032
       --------------------------------------------               ---------
          (Address or principal executive offices)                (Zip Code)

        Registrant's telephone number, including area code  (317) 571-9700
                                                           ----------------




  (Former name or former address, if changed since last report): Not applicable

Item 5. OTHER EVENTS

See Exhibit 99 to this Form 8-K. Analytical Surveys, Inc. Press Release issued December 19, 2002 entitled: "Analytical Surveys Reports Fourth Quarter And Year-End Results."

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ANALYTICAL SURVEYS, INC.

Date: December 20, 2002                 By: /s/ Michael A. Renninger
                                           -------------------------------------
                                        Michael A. Renninger
                                        Chief Financial Officer

                                                                      EXHIBIT 99

[ANALYTICAL SURVEYS, INC. LOGO]                                        P R E S S
                                                                   R E L E A S E



CONTACTS:    Analytical Surveys, Inc.       Pfeiffer High Public Relations, Inc.
             J. Norman Rokosh               Geoff High
             Chief Executive Officer        303/393-7044
             nrokosh@anlt.com               geoff@pfeifferhigh.com


                    ANALYTICAL SURVEYS REPORTS FOURTH QUARTER
                              AND YEAR-END RESULTS

INDIANAPOLIS, Indiana -- December 20, 2002 - Analytical Surveys, Inc. (Nasdaq SmallCap Market-ANLT), a provider of customized data conversion and digital mapping services for the geographic information systems (GIS) and related spatial data markets, today announced financial results for its fourth fiscal quarter and fiscal year ended September 30, 2002.

Fourth quarter revenues were $4.2 million versus $6.6 million in the same period a year ago. The Company reported a fourth quarter net loss available to common shareholders of $1.2 million, or $1.52 per diluted share, versus a net loss of $5.6 million, or $7.95 per diluted share, in the fourth quarter last year. Fourth quarter 2001 results were impacted by the write-off of a $2.8 million deferred tax asset.

For the full fiscal year, ASI reported revenues of $19.1 million compared with $40.9 million in fiscal 2001. Net earnings available to common shareholders was $4.5 million, or $6.14 per diluted share, versus a net loss of $9.7 million, or $13.95 per diluted share, last year. The Company ended fiscal 2002 with an order backlog of $19.5 million versus a backlog of $22.5 million at the end of last year.

Management said the decrease in revenue for the fourth quarter was primarily due to a decline in the number and size of customer contracts and that the decrease in revenue for the fiscal year was also primarily due to the sale of the Company's Colorado office in April 2001.

The fiscal 2002 net earnings available to common shareholders was impacted by the decline in revenue and several non-operational items. These items include an $11.7 million extraordinary gain on extinguishment of debt and a $1.2 million income tax benefit, offset by a $3.6 million write-off of goodwill resulting from a change in accounting principle. The fiscal 2001 net loss included a $2.8 million fourth-quarter tax expense resulting from an increase in the Company's tax valuation allowance, offset by a $3.5 million third-quarter one-time gain on the sale of ASI's Colorado Springs office.

Norman Rokosh, president and CEO, said, "Our Company has undergone significant positive changes in the past twelve months. Our balance sheet is greatly improved with a current ratio of approximately 3:1. Our net cash position at September 30, 2002 is $3.1 million and we generated positive cash flow in fiscal 2002. Our backlog, while slightly lower than 2001 levels, is a reflection of the general market conditions and the sale of our Colorado Springs facility. Our reaction to the slow down in technology spending has been to reduce our company size, while retaining the key staff necessary to grow our business rapidly once economic conditions improve. In addition, the ASI management team and Board of Directors have developed strategic plans to launch new services to our existing customer base in calendar 2003. We anticipate announcing these services very soon."

Analytical Surveys Inc. (ASI) provides technology-enabled solutions and expert services for geospatial data management, including data capture and conversion, planning, implementation, distribution strategies and maintenance services. Through its affiliates, ASI has played a leading role in the geospatial industry for more than 40 years. The Company is dedicated to providing utilities and government with responsive, proactive solutions that maximize the value of information and technology assets. As of January 1, 2003, ASI is headquartered in San Antonio, Texas and maintains facilities in Indianapolis, Indiana and Waukesha, Wisconsin. For more information, visit www.anlt.com.

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the Company's strategy, future sales, future expenses and future liquidity and capital resources. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company's actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1. Business--"risk factors" and elsewhere in the Company's Annual Report on Form 10-K.

                            ANALYTICAL SURVEYS, INC.
                                AND SUBSIDIARIES

                           Consolidated Balance Sheets

                           September 30, 2002 and 2001
                                 (In thousands)

                                                                2002          2001
                                                             ----------    ----------
                           ASSETS                                  2002          2001
Current assets:
     Cash and cash equivalents                               $    3,114         1,351
     Accounts receivable, net of allowance for doubtful
         accounts of $479 and $2,070                              2,444         6,110
     Revenue earned in excess of billings                         8,915        10,567
     Prepaid expenses and other                                     184           639
                                                             ----------    ----------

         Total current assets                                    14,657        18,667
                                                             ----------    ----------

Equipment and leasehold improvements:
     Equipment                                                    6,296         7,202
     Furniture and fixtures                                         484           594
     Leasehold improvements                                         267           429
                                                             ----------    ----------
                                                                  7,047         8,225
     Less accumulated depreciation and amortization              (6,201)       (6,750)
                                                             ----------    ----------
         Net equipment and leasehold improvements                   846         1,475
                                                             ----------    ----------

Goodwill, net of accumulated amortization of $5,216                  --         3,557
Investment securities                                                --           120
                                                             ----------    ----------

         Total assets                                            15,503        23,819
                                                             ==========    ==========

           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Line-of-credit                                                  --         4,400
     Current portion of long-term debt                              270        10,366
     Billings in excess of revenue earned                           887           244
     Accounts payable and other accrued liabilities               2,214         4,445
     Accrued payroll and related benefits                         1,576         1,960
                                                             ----------    ----------
         Total current liabilities                                4,947        21,415

Long-term debt, less current portion                              1,960           200
                                                             ----------    ----------

         Total liabilities                                        6,907        21,615
                                                             ----------    ----------

Redeemable preferred stock; no par value. Authorized
     2,500 shares; 1,600 shares issued and outstanding
     at September 30, 2002 (liquidation value $1,600)               800            --
                                                             ----------    ----------

Stockholders' equity:
     Common stock, no par value. Authorized 10,000 shares;
         issued and outstanding 824 and 698 shares               33,039        32,191
     Accumulated other comprehensive loss                            --          (253)
     Accumulated deficit                                        (25,243)      (29,734)
                                                             ----------    ----------
         Total stockholders' equity                               7,796         2,204
                                                             ----------    ----------

Commitments and contingencies

         Total liabilities and stockholders' equity          $   15,503        23,819
                                                             ==========    ==========

See accompanying notes to consolidated financial statements.

                            ANALYTICAL SURVEYS, INC.
                                AND SUBSIDIARIES

                      Consolidated Statements of Operations

                  Years ended September 30, 2002, 2001 and 2000
                    (In thousands, except per share amounts)

                                                                       2002          2001          2000
                                                                    ----------    ----------    ----------

Revenues                                                            $   19,072        40,941        60,085
                                                                    ----------    ----------    ----------

Costs and expenses:
     Salaries, wages and benefits                                       13,081        25,003        44,027
     Subcontractor costs                                                 3,617         8,293        14,476
     Other general and administrative                                    5,504        10,558        14,231
     Bad debts                                                              68         1,740         2,268
     Depreciation and amortization                                         915         2,849         5,107
     Impairment of goodwill                                                 --            --        16,513
     Severance and related costs                                            97           230         2,532
     Gain on sale of assets                                                 --        (3,542)           --
                                                                    ----------    ----------    ----------
                                                                        23,282        45,131        99,154
                                                                    ----------    ----------    ----------

         Loss from operations                                           (4,210)       (4,190)      (39,069)
                                                                    ----------    ----------    ----------

Other income (expense):

     Interest expense, net                                                (277)       (1,916)       (2,391)
     Litigation settlement costs                                            --          (748)           --
     Other, net                                                            147          (403)         (204)
                                                                    ----------    ----------    ----------
                                                                          (130)       (3,067)       (2,595)
                                                                    ----------    ----------    ----------

         Loss before income taxes                                       (4,340)       (7,257)      (41,664)


Income tax expense (benefit)                                            (1,240)        2,781        (3,294)
                                                                    ----------    ----------    ----------

         Loss before extraordinary item and cumulative
         effect of a change in accounting principle                     (3,100)      (10,038)      (38,370)

Extraordinary gain (loss) on extinguishment of debt, net of tax         11,708           300          (209)

Cumulative effect of a change in accounting principle                   (3,557)           --            --
                                                                    ----------    ----------    ----------

         Net earnings (loss)                                             5,051        (9,738)      (38,579)

Accretion of discount and dividends on preferred shares                   (560)           --            --
                                                                    ----------    ----------    ----------

         Net earnings (loss) available to common shareholders       $    4,491        (9,738)      (38,579)
                                                                    ==========    ==========    ==========

                            ANALYTICAL SURVEYS, INC.
                                AND SUBSIDIARIES

                  Consolidated Statements of Operations (cont.)

                 Years ended September 30, 2002, 2001, and 2000
                  (In thousands, except for per share amounts)

                                                                    2002          2001          2000
                                                                 ----------    ----------    ----------
Basic earnings (loss) per common share:
         Earnings (loss) available to common shareholders
            before extraordinary item and cumulative effect of
            a change in accounting principle                     $    (5.01)       (14.38)       (55.13)
         Extraordinary item                                           16.02           .43          (.30)
         Cumulative effect of a change in accounting principle        (4.87)           --            --
                                                                 ----------    ----------    ----------

         Net earnings (loss) available to common shareholders    $     6.14        (13.95)       (55.43)
                                                                 ==========    ==========    ==========

Diluted earnings (loss) per common share:
         Earnings (loss) available to common shareholders
            before extraordinary item and cumulative effect of
            a change in accounting principle                     $    (5.01)       (14.38)       (55.13)
         Extraordinary item                                           16.02           .43          (.30)
         Cumulative effect of a change in accounting principle        (4.87)           --            --
                                                                 ----------    ----------    ----------

         Net earnings (loss) available to common shareholders    $     6.14        (13.95)       (55.43)
                                                                 ==========    ==========    ==========

Weighted average common shares:
         Basic and diluted                                              731           698           696
                                                                 ==========    ==========    ==========

See accompanying notes to consolidated financial statements.